EXHIBIT 10.25

                             FIFTH ADDENDUM TO LEASE


This Fifth  Addendum To Lease is made and entered into the 30th day of November,
1996,   between  Conifer  Prince  Street   Associates   (Landlord)  and  Patient
Infosystems, Inc. formerly DSMI Corporation (Tenant).


WITNESSETH: that Tenant currently leases and occupies approximately 13,117 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement and First, Second, Third and Fourth Addendums To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996 and October 29, 1996 respectively.


WHEREAS, Tenant and Landlord desire to terminate it lease obligation regarding the space leased on the lower level of the Building thereby reducing the amount of square footage and corresponding its rental obligation effective December 1, 1996.


NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify certain provisions of the Lease as follows:


1. Effective December 1, 1996, Tenant's lease premises shall be approximately 11,397 rentable square feet.


2. Effective December 1, 1996, Tenant shall no longer be obligated for costs associated with space previously leased by Tenant on the lower level of the Building, consisting of approximately 1,720 square feet. However, Tenant shall remain responsible for all appropriate charges incurred prior to December 1, 1996.


3. Effective  December 1, 1996, Tenant agrees to pay, Base Rent for space leased
on  the  first,  third  and  fourth  levels  of  the  Building,   consisting  of
approximately 11,397 square feet as following:

                       Period                        $/Sq.ft.           Monthly
                  Month-to-Month                     Base Rent         Base Rent
                  12/1/96-2/28/97                     $13.00          $12,346.75
                  3/1/97-2/28/98                      $13.50          $12,821.63
                  3/1/98-2/28/99                      $14.00          $13,296.50
                  3/1/99-11/30/99                     $14.50          $13,771.38


4. Effective December 1, 1996, Schedule A-5 shall replace Schedule A-4 and Tenant's pro rata share of taxes, utilities and insurance will be 37.5%.


Except as modified above, all other terms and conditions of the Lease Agreement and First, Second, Third and Fourth Addendums To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996 and October 29, 1996
respectively, shall remain unchanged and in full force and effect.

Agreed to by:                                        Agreed to by:
PATIENT INFOSYSTEMS, INC.           CONIFER PRINCE STREET ASSOCIATES
formerly DSMI CORPORATION



By:  /s/ Gregory D. Brown                   By:  /s/ Thomas L. Fountain
Date:  November 30, 1996                    Date:  November 26, 1996

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                                  SCHEDULE A-4

                             COMMON AREA MAINTENANCE

                                 ADDITIONAL RENT

                                    UTILITIES

                     Total Square Footage of Building 30,375

                     Square Footage Covered by Lease 11,397

                          Tenant's Share Electric 37.5%

                                 ADDITIONAL RENT

Heating and Air Conditioning

The heat pump units serving the leased premises shall be individually gauged and the monthly charges shall be calculated as set forth on the attached and further explained as follows:

1. The heat pump units serving the lease premises shall be identified by model number.

2. The actual heat pump operating  hours will be recorded for each month (column
3) and multiplied by the energy use factor (column 4) applicable to the heat pump model to establish the total energy units (column 5).

3. The total energy units for all heat pumps is then added to the total auxiliary usage to establish the grand total usage and energy cost (total KWH) for the building.

4. The grand total usage and energy cost is multiplied by the utility company's rate per KWH to establish the total cost for kilowatt hours.

5. The total KWH are divided by the total heat pump usage and charges to establish the heat pump hourly rate (column 6).

6. The monthly tenant charge is the heat pump hourly rate multiplied by the total energy units (column 5).

7. Tenant will also pay 37.5% of general usage/common area electric.

                                 ADDITIONAL RENT

                      Real Estate and Insurance Escalation

In addition to the rents set forth in the Lease, and heretofore in this Schedule, with 1995 as the base year, Tenant shall pay 37.5% of the increase in real estate taxes and other government levies in lieu of taxes (payable in October of the following year), and 37.5% of the increase in property and liability insurance premiums (payable in February of the following year).